Exhibit 99.1

Cvent Announces Third Quarter 2014 Financial Results

Revenue of $37.4 million increases 28% year-over-year

Raises 2014 Revenue and Earnings Guidance

Tysons Corner, Va.—November 6, 2014—Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management platform, today announced its financial results for the third quarter ended September 30, 2014.

Reggie Aggarwal, Chief Executive Officer of Cvent, said, “We saw strong momentum across our business and a well-executed operational performance which contributed to top and bottom line results that exceeded the high-end of our guidance ranges. Cvent is delivering an attractive combination of growth and profitability while at the same time investing in expanding our sales reach and delivering further technology innovation to fuel the meetings and events industry’s shift toward cloud-based solutions.”

Aggarwal continued, “Investments we are making on the event management side of our business increase our enterprise reach, leverage mobile proliferations and enhance our leading platform. We are also investing in adding value for our hotel and venue customers by not only delivering more leads to them, but also by helping them analyze and prioritize these leads, simplifying the response process, and ultimately enabling them to increase productivity. We believe our acquisition of Decision Street, a development-stage company, will accelerate our efforts in this area. We remain confident that as we expand on our leadership position in the market, we can take our network effects to the next level in the years ahead, creating significant value for customers on both sides of the meetings and events ecosystem, as well as for shareholders.”

Third Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $37.4 million, an increase of 28% from the comparable period in 2013.

•	Platform Subscription revenue was $26.2 million, an increase of 30% from the comparable period in 2013.

•	Marketing Solutions revenue was $11.2 million, an increase of 25% from the comparable period in 2013.

Operating Income

•	GAAP operating income was $1.3 million, compared to GAAP operating income of $0.3 million in the comparable period in 2013.

•	Non-GAAP operating income was $3.7 million, compared to non-GAAP operating income of $3.1 million in the comparable period in 2013.

Net Income

•	GAAP net income was $1.1 million, compared to a GAAP net loss of $(0.8) million for the comparable period in 2013. GAAP net income per fully diluted share was $0.02, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to GAAP net loss per share of $(0.03) for the comparable period in 2013, based on 29.7 million diluted weighted average common shares outstanding.

•	Non-GAAP net income was $3.4 million compared to $2.0 million in the comparable period in 2013. Non-GAAP net income per share was $0.08, based on 43.2 million weighted average common shares outstanding on a fully diluted basis, compared to non-GAAP net income per share of $0.05 for the comparable period in 2013, based on 39.5 million pro forma weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $6.5 million, representing an adjusted EBITDA margin of 17%, compared to $5.1 million and 18% in the comparable period in 2013.

Balance Sheet

•	Cash, cash equivalents and short-term investments at September 30, 2014 totaled $182.7 million, compared to $190.4 million at the end of the second quarter.

Recent Business Highlights

•	Successfully deployed our Blue Release — a modernized and refreshed version of our event management solution with new functionality — to our event management customers two months ahead of schedule.

•	Completed the acquisition of Decision Street, a development stage technology company that helps hotels and venues prioritize and score RFPs in order to focus on their most valuable group business opportunities.

•	Launched major upgrades to OnArrival Mobile App for planners, helping to further simplify the onsite check-in process at meetings and events for planners.

•	Signed new Strategic Meeting Management customers across the US and internationally, including Genentech, Land O’Lakes, and a Global Fortune 10 company and expanded relationships with customers such as Biogen, and IHS Global.

•	Attracted new platform subscription customers including Blackboard, Nuance Communications, the American Federation of Government Employees and the Booth School of Business at the University of Chicago, and expanded relationships with, Loyola Marymount University, RE/MAX and Sephora.

•	Added new marketing solutions customers such as the Four Seasons Hotel in Houston, Hotel X in Toronto, Sofitel Dubai Downtown and convention and visitors bureaus representing College Park Georgia and Santa Monica California, and expanded relationships with some of the largest global chains, such as Accor Hotels and Hyatt Hotels.

Business Outlook

Based on information available as of November 6, 2014, Cvent is issuing guidance for the fourth quarter and full year 2014 as indicated below.

Fourth Quarter 2014:

•	Total revenue is expected to be in the range of $38.6 million to $39.0 million.

•	GAAP net loss is expected to be in the range of $(2.0) million to $(1.6) million, or $(0.05) to $(0.04) per share, based on 41.2 million basic weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $0.6 million to $1.0 million, or $0.01 to $0.02 per share, based on 43.3 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $2.8 million to $3.2 million.

•	The above adjusted EBITDA guidance includes a dilutive impact of approximately $250,000 associated with the acquisition of Decision Street.

Full Year 2014:

•	Total revenue is expected to be in the range of $141.5 million to $141.9 million.

•	GAAP net income is expected to be in the range of $1.7 million to $2.1 million, or $0.04 to $0.05 per share, based on 43.2 million diluted weighted average common shares outstanding.

•	Non-GAAP net income is expected to be in the range of $8.9 million to $9.3 million, or $0.21 to $0.22 per share, based on 43.2 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of $17.4 million to $17.8 million.

Conference Call Information

What:	Cvent Third Quarter 2014 Financial Results Conference Call
When:	Thursday, November 6, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 317-6789, domestic
(412) 317-6789, international
Replay:	(877) 344-7529, passcode 10054317, domestic
(412) 317-0088, passcode 10054317, international
Webcast:	http://investors.cvent.com (live and replay)

A replay of the webcast will be available after the call and accessible at http://investors.cvent.com.

About Cvent, Inc.

Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management platform. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hotels with a targeted advertising platform designed to reach event planners looking for suitable venues. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events.

Non-GAAP Financial Measures

To supplement Cvent’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Cvent provides investors with certain non-GAAP financial measures, including Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business. Additionally, we have not reconciled the non-GAAP guidance measures disclosed under “Business Outlook” to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation, provision for income taxes, depreciation and amortization, costs related to acquisitions (including earn-outs), and foreign currency remeasurement and transactions gains and losses, as certain items that impact these measures are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort.

Cvent excludes the following items from these non-GAAP financial measures:

Interest income. Cvent excludes this income primarily because it is not considered a part of ongoing operating results.

Provision (benefit) for income taxes. Cvent excludes this expense (benefit) from its non-GAAP financial measures primarily because it is largely composed of non-cash expenses (benefits) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.

Depreciation and amortization. In accordance with GAAP, operating expenses include amortization of intangible assets such as software development and acquired technology. Cvent excludes these items from its non-GAAP financial measures because Cvent does not consider them part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which may have their own unique acquisition histories and varied approaches to capitalization of software development.

Stock-based compensation expense. Cvent?s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and other equity based awards. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Foreign currency losses (gains). Cvent’s non-GAAP financial measures exclude these losses (gains) primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the losses (gains) associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations instead of through our Consolidated Balance Sheets, where translation losses (gains) from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar losses (gains) through their balance sheets.

Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the acquisitions and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.

Office relocation costs. These costs relate to Cvent’s office headquarters move during the third quarter of 2014. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of operating results to the results of other companies in our industry.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future revenues, expenses, net income (loss), and profitability, and statements regarding our expectations regarding the growth of the meetings and events industry, our market position therein and expectations regarding the rate of adoption of our cloud-based solutions. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to correct any material weaknesses and deficiencies in our internal control over financial reporting and disclosure controls and procedures; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K filed on March 21, 2014 and other reports and filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Warren Getler

Cvent, Inc.

WGetler@cvent.com

571-765-5956

Investor Contact:

Garo Toomajanian

ICR

ir@cvent.com

703-226-3610

Cvent, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$164,001	$146,407
Restricted cash	412	664
Short-term investments	18,684	11,359
Accounts receivable, net of reserve of $522 and $731, respectively	21,701	33,199
Prepaid expense and other current assets	10,005	7,894
Deferred tax assets	3,915	3,060

Total current assets	218,718	202,583
Property and equipment, net	20,328	7,906
Capitalized software development costs, net	15,947	9,264
Intangible assets, net	4,305	3,123
Goodwill	14,589	12,703
Other assets, non-current	4,386	257

Total assets	$278,273	$235,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,284	$5,388
Accrued expenses and other current liabilities	21,117	18,477
Deferred revenue	61,103	65,203

Total current liabilities	85,504	89,068
Deferred tax liabilities, non-current	7,212	3,323
Deferred rent, non-current	8,841	568
Other liabilities, non-current	2,138	839

Total liabilities	103,695	93,798
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2014 and December 31, 2013; and zero issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at September 30, 2014 and December 31, 2013; 41,655,709 and 40,409,791 shares issued and 41,135,495 and 39,889,577 outstanding at September 30, 2014 and December 31, 2013, respectively	42	40
Treasury stock	(3,966)	(3,966)
Additional paid-in capital	197,783	168,949
Accumulated deficit	(19,281)	(22,985)

Total stockholders’ equity	174,578	142,038

Total liabilities and stockholders’ equity	$278,273	$235,836

Cvent, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$37,386	$29,145	$102,920	$80,440
Cost of revenue[1]	11,208	8,412	29,455	21,588

Gross profit	26,178	20,733	73,465	58,852
Operating expenses:
Sales and marketing[1]	14,571	11,552	44,215	35,202
Research and development[1]	3,875	2,813	10,348	8,105
General and administrative[1]	6,446	6,092	16,096	16,891

Total operating expenses	24,892	20,457	70,659	60,198

Income (loss) from operations	1,286	276	2,806	(1,346)
Interest income	450	295	1,091	677
Other expense	(434)	—	(434)	—

Income (loss) from operations before income taxes	1,302	571	3,463	(669)
Provision for (benefit from) income taxes	231	1,400	(241)	2,136

Net income (loss)	$1,071	$(829)	$3,704	$(2,805)

Net income (loss) per common share:
Basic	$0.03	$(0.03)	$0.09	$(0.14)

Diluted	$0.02	$(0.03)	$0.09	$(0.14)

Weighted average common shares outstanding—basic	41,103,502	29,700,211	40,910,381	20,336,459
Weighted average common shares outstanding—diluted	43,151,239	29,700,211	43,174,201	20,336,459

[1]Stock-based compensation expense included in the above:
Cost of revenue	$213	$353	$552	$886
Sales and marketing	415	393	1,117	2,092
Research and development	276	158	731	553
General and administrative	226	67	704	689

Total	$1,130	$971	$3,104	$4,220

Cvent, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net Income (loss)	$3,704	$(2,805)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,175	5,782
Loss on asset disposal	434	—
Foreign currency transaction (gain) loss	(12)	568
Stock-based compensation expense	3,104	4,220
Deferred taxes	(944)	—
Change in operating assets and liabilities
Accounts receivable, net	12,643	13,626
Prepaid expenses and other assets	(2,256)	(4,744)
Accounts payable, accrued expenses and other liabilities	8,406	5,051
Deferred revenue	(4,100)	(2,800)

Net cash provided by operating activities	28,154	18,898

Investing activities:
Purchase of property and equipment and capitalized software development costs	(24,884)	(7,761)
Net purchases of short-term investments	(7,325)	(3,967)
Acquisition and acquisition-related consideration payments	(4,121)	(90)
Restricted cash	252	(196)

Net cash used in investing activities	(36,078)	(12,014)

Financing activities:
Proceeds from exercise of stock options and warrants	660	502
Repurchase of warrants	—	(1,275)
Proceeds from initial public offering, net of expenses	—	122,131
Proceeds from follow-on public offering, net of expenses	24,846	—

Net cash provided by financing activities	25,506	121,358

Effect of exchange rate changes on cash and cash equivalents	12	(568)

Increase in cash and cash equivalents	$17,594	$127,674
Cash and cash equivalents, beginning of period	146,407	16,850

Cash and cash equivalents, end of period	$164,001	$144,524

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
Cost of revenue	$11,208	$8,412	$29,455	$21,588
Adjustments
Stock-based compensation expense	(213)	(353)	(552)	(886)

Non-GAAP Cost of Revenue Expenses	$10,995	$8,059	$28,903	$20,702

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
Sales and marketing	$14,571	$11,552	$44,215	$35,202
Adjustments
Stock-based compensation expense	(415)	(393)	(1,117)	(2,092)

Non-GAAP Sales & Marketing Expenses	$14,156	$11,159	$43,098	$33,110

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
Research and Development	$3,875	$2,813	$10,348	$8,105
Adjustments
Stock-based compensation expense	(276)	(158)	(731)	(553)

Non-GAAP Research & Development Expenses	$3,599	$2,655	$9,617	$7,552

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
General and administrative	$6,446	$6,092	$16,096	$16,891
Adjustments
Stock-based compensation expense	(226)	(67)	(704)	(689)
Costs related to acquisitions	(475)	(1,019)	(1,255)	(2,052)
Foreign currency remeasurement and transaction gains (losses)	(610)	(845)	(125)	(2,009)
Office relocation costs	(155)	—	(155)	—

Non-GAAP General and Administrative Expenses	$4,980	$4,161	$13,857	$12,141

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
Net income (loss)	$1,071	$(829)	$3,704	$(2,805)
Adjustments
Interest income	(450)	(295)	(1,091)	(677)
Other expense	434	—	434	—
Provision for (benefit from) income taxes	231	1,400	(241)	2,136
Depreciation and amortization expense	2,836	2,030	7,175	5,782
Stock-based compensation expense	1,130	971	3,104	4,220
Foreign currency remeasurement and transaction (gains) losses	610	845	125	2,009
Costs related to acquisitions	475	1,019	1,255	2,052
Office relocation costs	155	—	155	—

Adjusted EBITDA	$6,492	$5,141	$14,620	$12,717

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
GAAP operating income (loss)	$1,286	$276	$2,806	$(1,346)
Adjustments
Stock-based compensation expense	1,130	971	3,104	4,220
Foreign currency remeasurement and transaction (gains) losses	610	845	125	2,009
Costs related to acquisitions	475	1,019	1,255	2,052
Office relocation costs	155	—	155	—

Non-GAAP operating income	$3,656	$3,111	$7,445	$6,935

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
GAAP net income (loss)	$1,071	$(829)	$3,704	$(2,805)
Adjustments
Stock-based compensation expense	1,130	971	3,104	4,220
Foreign currency remeasurement and transaction (gains) losses	610	845	125	2,009
Costs related to acquisitions	475	1,019	1,255	2,052
Office relocation costs	155	—	155	—

Non-GAAP net income	$3,441	$2,006	$8,343	$5,476

Non-GAAP pro forma diluted weighted average common shares outstanding (1)	43,151,239	39,463,322	43,174,201	36,240,888
GAAP pro forma diluted weighted average common shares outstanding (1)	43,151,239	37,084,271	43,174,201	34,373,593
Non-GAAP net income per diluted share	$0.08	$0.05	$0.19	$0.15
GAAP net income (loss) per diluted share	$0.02	$(0.02)	$0.09	$(0.08)

(1)	For purposes of the pro forma diluted weighted average common shares outstanding for the period ended September 30, 2013, all shares of Series A Convertible Preferred Stock have been treated as though they have converted to Common Shares on a 1:1 basis as of the beginning of the period because the Series A Convertible Preferred Stock participate in any net earnings on an equal basis with Common Stock shareholders.